EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Tortoise Energy Capital Corporation does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Tortoise Energy Capital Corporation for the period ended May 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Tortoise Energy Capital Corporation for the stated period.

/s/ David J. Schulte	/s/ Terry Matlack
David J. Schulte	Terry Matlack
President and Chief Executive Officer	Chief Financial Officer
Tortoise Energy Capital Corporation	Tortoise Energy Capital Corporation

Dated: July 18, 2008

This certification is being furnished pursuant to Item 12(b) of Form N-CSR and Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Tortoise Energy Capital Corporation for purposes of Section 18 of the Securities Exchange Act of 1934.